UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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GREEN DOT CORPORATION
(Name of Registrant as Specified in Its Charter)

HARVEST CAPITAL STRATEGIES LLC
HARVEST SMALL CAP PARTNERS MASTERS, LTD
HARVEST SMALL CAP PARTNERS, LP
HSCP STRATEGIC I, LP
HARVEST FINANCIAL PARTNERS, LP
JEFFREY B. OSHER
DONALD DESTINO
CRAIG BAUM
SATURNINO FANLO
GEORGE W. GRESHAM
PHILIP B. LIVINGSTON

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Harvest Capital Strategies LLC, together with the other participants named herein (collectively, "Harvest"), intends to file a preliminary proxy statement and an accompanying proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of director nominees at the 2016 annual meeting of stockholders of Green Dot Corporation, a Delaware corporation.

Item 1: On March 14, 2016, Harvest issued the following press release:

GREEN DOT’S LARGEST ACTIVE INDEPENDENT SHAREHOLDER, HARVEST CAPITAL STRATEGIES, NOMINATES THREE EXCEPTIONALLY QUALIFIED DIRECTOR CANDIDATES FOR ELECTION AT GREEN DOT’S 2016 ANNUAL MEETING

Harvest’s Nominees Include the Former CFO of NetSpend; Former CEO of KKR Financial, Treasurer of Wells Fargo, and Current President & CFO of Social Finance (SoFi); and a Long-Time Public Company Board Leader and Executive

States that the 2016 Annual Meeting Represents a Critical Opportunity for Shareholders to Not Only Elect These New, Highly Experienced Directors, But Also to Send a Clear Message that the Inconsistent, Value-Destroying Status Quo is Unacceptable and that Immediate Leadership Change is Required at Green Dot

Has Carefully Selected a Slate of Director Candidates Who Collectively Bring Decades of Payments, Financial Services, Banking, and Public Company Board Experience, a Proven Ability to Execute, Financial Acumen, and a Commitment to Represent the Best Interests of All Shareholders

SAN FRANCISCO, CA – March 14, 2016 – Harvest Capital Strategies LLC (together with its affiliates, “Harvest”), the largest active independent shareholder of Green Dot Corporation (“Green Dot” or the “Company”) (NYSE:GDOT), with beneficial ownership of approximately 7.8% of the outstanding shares of common stock of the Company, today announced it has delivered a formal notice to Green Dot of its intention to nominate three outstanding director candidates, Saturnino “Nino” Fanlo, George Gresham, and Philip Livingston, for election to Green Dot’s Board of Directors (the “Board”) at its upcoming 2016 annual meeting of shareholders (the “2016 Annual Meeting”).

Harvest has publicly detailed its serious concerns with Green Dot’s financial, operational, and stock price performance under the direction of the Company’s long-time Chairman and Chief Executive Officer, Steve Streit. Harvest has also highlighted its beliefs that the Board is entrenched and misaligned and has questioned whether the current Board is capable of holding management accountable for the Company’s inability to deliver on important strategic initiatives and long-term promises to shareholders. Investors have suffered significantly over the past five years under the direction of Mr. Streit and the Board’s long-tenured leaders, as evidenced by the fact that Green Dot has underperformed its original self-selected peer group by 274%, its revised peer group by 184%, and has experienced an absolute stock price decline of 71%.1 As a long-term shareholder of Green Dot, Harvest remains committed to taking all actions necessary to ensure that meaningful, value-creating change materializes for the benefit of all Green Dot stakeholders.

For more than a year, Harvest has attempted to engage in constructive dialogue with Green Dot’s Board and management team to address the Company’s leadership and performance deficiencies (detailed at www.fixgdot.com). Unfortunately, the Board has been unwilling to discuss an appropriate framework that encapsulates the level of meaningful change Harvest believes is necessary to reverse the Company’s historical underperformance and build sustainable shareholder value. Worse still, the Company’s recent proposal to self-select additional directors to an already appropriately sized Board reinforces our view that Mr. Streit and his Board are motivated by self-preservation, not by the best interests of independent shareholders.

To that end, and despite Harvest’s history as a long-term, passive investor, Harvest is taking the critical first step towards upgrading Green Dot’s incumbent Board by submitting the formal nomination of Nino Fanlo, George Gresham, and Philip Livingston for election to the Board at the 2016 Annual Meeting. Harvest’s highly-qualified nominees possess considerable credibility, decades of relevant experience, talent, and above all else, a deep commitment to shareholder-alignment, which are attributes we believe are sorely lacking from today’s Board. As illustrated in their biographies below, Harvest methodically recruited each nominee for specific skill sets and industry expertise that Harvest believes have been lacking for too long on the Green Dot Board; we did not use a third party recruiter.

“Despite its strong brand and attractive business model, Green Dot has consistently delivered disappointing results for many years under CEO Steve Streit’s stewardship, while the Board has proven incapable of holding him accountable,” said Jeff Osher of Harvest Capital. “In addition to electing three exceptionally qualified directors to the Green Dot Board in place of a value-destroying CEO and two entrenched venture capital holdover directors with no industry operating experience, our campaign will act as a platform for shareholders to send a clear message that Mr. Streit must be replaced with a proven, transformational leader who is capable of delivering on strategic initiatives and unlocking the substantial trapped value in Green Dot.”

Harvest Capital’s independent director nominees include:

Saturnino “Nino” Fanlo has over 30 years of industry experience in financial services, banking, and capital markets. Since 2012, Mr. Fanlo has served as President and Chief Financial Officer of Social Finance, Inc. (a/k/a “SoFi”), a marketplace lender and financial services company with over $8 billion in loans funded to date. Prior to SoFi, Mr. Fanlo served as Senior Advisor at Golden Gate Capital, a San Francisco-based private equity firm, from 2009 to 2011. Previously, Mr. Fanlo was a Partner at Kohlberg Kravis Roberts & Co. (currently KKR & Co. L.P.), where he led the Company’s fixed income business and served as Chief Executive Officer and a director of NYSE listed KKR Financial Holdings LLC, from 2004 to 2008. Prior to KKR, Mr. Fanlo served in prominent positions for 10 years at Wells Fargo & Company (“Wells Fargo”), including Executive Vice President and Treasurer from July 2000 to June 2004. As Treasurer of Wells Fargo, Mr. Fanlo was responsible for overseeing the firm’s investment portfolio, Treasury regulatory matters, dividend policy, and rating agency interaction. Mr. Fanlo founded the Principal Investments Group and Sutter Advisors LLC, a registered investment advisor and wholly-owned subsidiary of Wells Fargo. Previously, Mr. Fanlo served as Vice President at Goldman Sachs Group, Inc., from 1990 to 1995, where he was responsible for the Commercial Mortgage Backed Securities desk. Mr. Fanlo’s prior investment banking and asset management experience also include roles at Credit Suisse Group AG, Metropolitan Life Insurance Company and Australian Capital Equity Pty Ltd. Mr. Fanlo earned his B.A. in Economics from Haverford College.

George W. Gresham has an outstanding background in the payments and financial services industries, serving as the chief financial officer of three publicly traded companies. Mr. Gresham has extensive experience building, leading, and advising enterprises through complex transactions, restructurings, international expansion, capital market transactions and changing regulatory landscapes. From May 2010 through June 2013, Mr. Gresham served as the Chief Financial Officer and Executive Vice President of NetSpend Holdings, Inc. (“NetSpend”), a provider of general purpose reloadable prepaid accounts, where he played an integral role in the successful $1.4 billion sale of NetSpend to Total System Services, Inc. in June 2013. From February 2008 to May 2010, Mr. Gresham served as Chief Financial Officer and Executive Vice President of Global Cash Access, Inc. (n/k/a Everi Holdings Inc.), which was a $700 million multinational enterprise engaged in providing specialty merchant payment processing solutions to operators of gaming properties. From May 2002 until October 2007, Mr. Gresham served as Chief Financial Officer, Chief Administrative Officer and Executive Vice President of eFunds Corporation, a company that specialized in providing multinational enterprises with complex payment and payments-related technology solutions. Mr. Gresham also served as the Chairman of eFunds’ Operating Committee responsible for running the day-to-day operations and overseeing operational and financial performance. eFunds was acquired by Fidelity National Information Systems in September 2007 for $1.8 billion. Most recently, Mr. Gresham has been the Chief Executive Officer and owner of Granite Reef Advisers, Inc., an advisory firm focused on providing third-party clients assistance in the evaluation of acquisition targets and in exploring company dispositions. Mr. Gresham has served on the Board of Directors and as Chairman of the Audit Committee of BluePay, Inc., a provider of technology-enabled merchant processing services, since July 2013. He previously served on the Board of Directors and as Chairman of the Audit Committee of Sterling Backcheck, Inc., an international provider of background checks and employment screening services. From 1991 through 2002, Mr. Gresham served in various positions with Deloitte LLP. Mr. Gresham earned a B.S. in Accountancy from Northern Arizona University and an M.B.A. from the Thunderbird School of Global Management.

Philip Livingston has extensive public and private company experience as both an operating executive and board member. Mr. Livingston has a proven track record of helping to guide companies with operating challenges, which has made him a sought-after turnaround executive and shareholder-appointed Board representative. During his twenty-five year career as a public company executive, Mr. Livingston has served both as a director and the audit committee chairman for Broadsoft Corporation, Insurance Auto Auction, Cott Corporation, MSC Software, and Seitel Inc. Mr. Livingston’s significant operating experience includes serving as Chief Financial Officer for Celestial Seasonings, Inc., Catalina Marketing Corporation, and World Wrestling Entertainment. He most recently served as Chief Executive Officer and a director of Ambassadors Group, from May 2014 to October 2015. Prior to joining Ambassadors Group, he was Chief Executive Officer of LexisNexis Web Based Marketing Solutions. From 1999 to 2003, he served as President of Financial Executives International, the leading professional association of chief financial officers and controllers. In that role he led the organization’s support of regulatory and corporate governance reforms culminating in the Sarbanes-Oxley Act. Mr. Livingston’s earlier career included positions in financial management and auditing with Genentech, Inc. and Ernst & Young, where he earned his CPA. Mr. Livingston earned a B.A. in Business Management and a B.S. in Government and Politics from the University of Maryland and a M.B.A. in Finance and Accounting from the University of California, Berkeley.

About Harvest Capital Strategies LLC
Harvest Capital Strategies LLC is an investment firm founded in 1999 based in San Francisco.

Harvest Capital Strategies, LLC
Jeff Osher/Craig Baum, 415-869-4433
FIXGDOT@harvestcaps.com
www.FIXGDOT.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Harvest Capital Strategies LLC (“Harvest Capital”), together with the other participants named herein (collectively, "Harvest"), intends to file a preliminary proxy statement and an accompanying proxy card with the Securities and Exchange Commission ("SEC") to be used to solicit votes for the election of its slate of director nominees at the 2016 annual meeting of stockholders of Green Dot Corporation, a Delaware corporation (the "Company").

HARVEST STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are Harvest Capital, Harvest Small Cap Partners Masters, Ltd ("Harvest Small Cap Masters"), Harvest Small Cap Partners, LP (“Harvest Small Cap”), HSCP Strategic I, LP (“HSCP Strategic”), Harvest Financial Partners, LP (“Harvest Financial”), Jeffrey B. Osher, Donald Destino, Craig Baum, Saturnino Fanlo, George W. Gresham, and Philip B. Livingston (collectively, the "Participants").

As of the close of business on March 11, 2016, Harvest Small Cap Masters beneficially owned directly 1,740,024 shares of common stock, $0.001 par value (the "Common Stock"), of the Company, including 285,500 shares of Common Stock underlying certain call options that are exercisable within sixty (60) days hereof.  As of the close of business on March 11, 2016, Harvest Small Cap beneficially owned directly 1,309,976 shares of Common Stock, including 214,500 shares of Common Stock underlying certain call options that are exercisable within sixty (60) days hereof.  As of the close of business on March 11, 2016, HSCP Strategic directly owned 580,865 shares of Common Stock.  As of the close of business on March 11, 2016, Harvest Financial directly owned 49,466 shares of Common Stock.  As of the close of business on March 11, 2016, 62,174 shares of Common Stock were held in certain accounts managed by Harvest Capital (the “Harvest Capital Accounts”).  Harvest Capital, as the investment manager of Harvest Small Cap Masters and the investment adviser of the Harvest Capital Accounts and as the general partner of each of Harvest Small Cap, HSCP Strategic and Harvest Financial, may be deemed the beneficial owner of an aggregate of 3,742,505 shares of Common Stock owned by Harvest Small Cap Masters, Harvest Small Cap, HSCP Strategic, and Harvest Financial and held in the Harvest Capital Accounts.  Mr. Destino, as a managing director of Harvest Capital and as a portfolio manager of Harvest Financial and as the manager of the Harvest Capital Accounts, may be deemed the beneficial owner of an aggregate of 111,640 shares of Common Stock owned by Harvest Financial and held in the Harvest Capital Accounts.  As of the close of business on March 11, 2016, 147,000 Shares were held in certain family accounts of Mr. Osher (the “Osher Family Accounts”), which Mr. Osher may be deemed to beneficially own.  Mr. Osher, as a managing director of Harvest Capital and as a portfolio manager of each of Harvest Small Cap Masters, Harvest Small Cap and HSCP Strategic, may be deemed the beneficial owner of an aggregate of 3,777,865 shares of Common Stock owned by Harvest Small Cap Masters, Harvest Small Cap and HSCP Strategic and held in the Osher Family Accounts. As of the close of business on March 11, 2016, Mr. Baum directly owned 7,500 shares of Common Stock.  As of the close of business on March 11, 2016, Mr. Fanlo directly owned 4,000 shares of Common Stock.  As of the close of business on March 11, 2016, Mr. Livingston directly owned 4,050 shares of Common Stock. As of the close of business on March 11, 2016, Mr. Gresham did not own any shares of Common Stock.

1 Bloomberg. Relative performance is calculated as Green Dot's total return in the five years ending 12/31/15, less the total return of the comparable peer group. Please refer to Harvest’s presentation at www.fixgdot.com for a list of the Company’s original and revised peers.

Item 2: The following materials were posted by Harvest to www.fixgdot.com:

HARVEST
CAPITAL STRATEGIES

…ns & Letters | Press Releases | Contact

The views expressed on this website represent the opinions of Harvest Capital Strategies LLC and certain of its affiliates (collectively, "Harvest Capital"), which beneficially own shares of Green Dot Corporation (the "Company") and are based on publicly available information with respect to the Company. Harvest Capital recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with Harvest Capital's conclusions. Harvest Capital reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such changes. Harvest Capital disclaims any obligation to update the information or opinions contained on this website.

Certain financial projections and statements made herein have been derived or obtained from filings made with the Securities and Exchange Commission ("SEC") or other regulatory authorities and from other third party reports. Harvest Capital shall not be responsible or have any liability for any misinformation contained in any third party SEC or other regulatory filing or third party report. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. Any estimates, projections or potential impact of the opportunities identified by Harvest Capital herein are based on assumptions that Harvest Capital believes to be reasonable as of the date of the materials on this website, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material.

The materials on this website are provided merely as information and are not intended to be, nor should they be construed as, an offer to sell or a solicitation of an offer to buy any security. These materials do not recommend the purchase or sale of any security. Harvest Capital currently beneficially owns shares of the Company. It is possible that there will be developments in the future that cause Harvest Capital from time to time to sell all or a portion of its holdings of the Company in open market transactions or otherwise (including via short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instruments relating to such shares.

Although Harvest Capital believes the statements made in this website are substantially accurate in all material respects and does not omit to state material facts necessary to make those statements not misleading, Harvest Capital makes no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication it makes with respect to the Company and any other companies mentioned, and Harvest Capital expressly disclaims any liability relating to those statements or communications (or any inaccuracies or omissions therein). Thus, stockholders and others should conduct their own independent investigations and analysis of those statements and communications and of the Company and any other companies to which Although Harvest Capital believes the statements made in this website are substantially accurate in all material respects and does not omit to state material facts necessary to make those statements not misleading, Harvest Capital makes no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication it makes with respect to the Company and any other companies mentioned, and Harvest Capital expressly disclaims any liability relating to those statements or communications (or any inaccuracies or omissions therein). Thus, stockholders and others should conduct their own independent investigations and analysis of those statements and communications and of the Company and any other companies to which those statements or communications may be relevant.

This website may contain links to articles and/or videos (collectively, "Media"). The view and opinions expressed in such Media are those of the author(s)/speaker(s) referenced or quoted in such Media and, unless specifically noted otherwise, do not necessarily represent the opinion of Harvest Capital.

Cautionary Statement Regarding Forward-Looking Statements

The materials on this website contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words "anticipate," "believe," "expect," "potential," "opportunity," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Harvest Capital. Although Harvest Capital believes that the assumptions underlying the projected results or forward-looking statements are reasonable as of the date of these materials, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the projected results and forward-looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. Harvest Capital will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

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HARVEST
CAPITAL STRATEGIES

Presentations & Letters | Press Releases | Contact

Welcome to the website dedicated to Harvest Capital's campaign for change at Green Dot.

Green Dot's financial, operational, and stock price performance over both the short- and long-term has been woefully unacceptable. Green Dot shareholders have suffered mightily over the past five years as the Company's stock price has precipitously declined by 71% and as Green Dot has underperformed its self-selected peer group by an alarming 274%. This campaign will serve to illuminate Green Dot's numerous Board and management missteps over the last five years and present a platform for sending a clear message that meaningful leadership change is urgently needed.

We are urging Green Dot to do the right thing now for all shareholders by immediately:

- Removing Steve Streit as Chairman, President, and CEO; and
- Reconstituting the Board of Directors to remove Ken Aldrich, Chairman of the Compensation and Nominating & Corporate Governance Committees, and Tim Greenleaf, Chairman of the Audit Committee

We encourage you to read the materials on the website carefully and to visit often for any updates.

© Harvest Capital Strategies LLC | Important Information

HARVEST
CAPITAL STRATEGIES

Presentations & Letters Press Releases Contact

PRESENTATIONS & LETTERS

03/03/16	Letter to the Board of Directors	
01/25/16	Letter to the Board of Directors	
01/25/16	Proven Leadership is the Missing Ingredient for Long-Term Success	

© Harvest Capital Strategies LLC | Important Information

HARVEST
CAPITAL STRATEGIES

Presentations & Letters | Press Releases | Contact

PRESS RELEASES

03/14/16	Green Dot's Largest Active Independent Shareholder, Harvest Capital Strategies, Nominates Three Exceptionally Qualified Director Candidates for Election at Green Dot's 2016 Annual Meeting	
03/03/16	Green Dot's Largest Active Independent Shareholder, Harvest Capital Strategies, Delivers Letter to Green Dot's Board	
01/25/16	Green Dot's Largest Active Independent Shareholder, Harvest Capital Strategies, Demands Immediate Leadership and Board Changes to Drive Shareholder Value	

© Harvest Capital Strategies LLC | Important Information

HARVEST
CAPITAL STRATEGIES

Presentations & Letters | Press Releases | Contact

CONTACT

Jeff Osher

Portfolio Manager

Harvest Capital Strategies LLC

fixgdot@harvestcaps.com

(415) 869-4433

© Harvest Capital Strategies LLC | Important Information